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Exhibit 10.1

March 28, 2002

David D'Arcangelo, Chairman
EntrePort Corportation
5937 Darwin Court, Suite 109
Carlsbad, CA 92008


David:

Please accept my resignation from the board of directors of EntrePort Corporation effective March 25, 2002.

Regards,


/s/ Bruce Peterson
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Minneapolis, Minnesota